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                                                                    Exhibit 10.M

                    ENVIRONMENTAL INDEMNIFICATION AGREEMENT
                                HANOVER MARRIOTT
                              HANOVER, NEW JERSEY

     This Environmental Indemnification Agreement ("Agreement") is executed and delivered as of the 18th day of August, 1997 by HANOVER MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), and by MARRIOTT HANOVER HOTEL CORPORATION, a Delaware corporation (the foregoing, including Borrower, are collectively referred to in this Agreement as the "Indemnitors"), for the benefit of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Beneficiary").

                              W I T N E S S E T H:

     A. Borrower is the maker of that certain Promissory Note in the original principal sum of Twenty Nine Million Eight Hundred Seventy Five Thousand and No/100 Dollars ($29,875,000.00) (the "Note") of even date herewith, in favor of Beneficiary, as payee, which Note is secured, inter alia, by a Mortgage and
                                              ----- ----
Security Agreement (the "Mortgage") on certain real property and improvements thereon (as more completely defined and described in the Mortgage, the "Real Property") located in the Township of Hanover, County of Morris, and State of New Jersey. The Note, the Mortgage and any other instrument evidencing, securing or pertaining to the loan by Beneficiary to Borrower (the "Loan") are collectively referred to in this Agreement as the "Loan Documents".

     B. As a condition precedent and prior inducement to the Beneficiary making the Loan to Borrower, Borrower agreed to provide this Agreement from Indemnitors.

     C. It is to the benefit of each of the Indemnitors that Beneficiary make the Loan to Borrower.

     D.  Indemnitors now desire to execute and deliver this Agreement.
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     NOW, THEREFORE, for the purpose of inducing Beneficiary to make the Loan, and in consideration of Beneficiary extending the Loan to Borrower and for other good and lawful consideration, the receipt of which is hereby acknowledged, and notwithstanding any contrary provision to be included in the Note, the Mortgage, or any other of the Loan Documents, Indemnitors jointly and severally agree for the benefit of Beneficiary and any subsequent holder of the Note as follows:

     1.  Definitions.  The following terms shall have the definition set forth:
         -----------

          "Hazardous Materials" shall mean and include those elements, materials, compounds, mixtures, wastes or substances (collectively "Substances") which are designated as pollutant, toxic, infectious, flammable, radioactive or hazardous or which are contained in any list of hazardous Substances or toxic pollutants adopted by the United States Environmental Protection Agency (the "EPA"), the United States Congress or the State of New Jersey, or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws (hereinafter defined) and, whether or not included in such lists or Environmental Laws, shall be deemed to include all Substances containing petroleum, petroleum products and derivatives, asbestos, and/or polychlorinated biphenyls ("PCB's").

          "Environmental Laws" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to protection of human health or the environment concerning the Disposal (defined hereinbelow) of any Hazardous Materials, or regulating or imposing liability or standards of conduct concerning the Disposal of any Hazardous Materials, as now or at any time hereafter in effect including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S)(S)9601 et seq., the
                                                                 -- ---
Superfund Amendments and Reauthorization Act, 42 U.S.C. (S)(S)9601 et.
                                                                   --
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seq., the Federal Oil Pollution Act of 1990, 33 U.S.C. (S)(S)2701, et. seq., the
---                                                                --  ---
Federal Toxic Substances Control Act, 15 U.S.C. (S)(S)2601 et. seq., the Federal
                                                           --  ---
Resource Conservation and Recovery Act as amended, 42 U.S.C. (S)(S)6901 et.
                                                                        --
seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. (S)(S)1801
---
et. seq., the Federal Clean Air Act 42 U.S.C. (S)7401 et. seq., the Federal
--  ---                                               --  ---
Water Pollution Control Act, 33 U.S.C. (S)1251 et. seq., the Rivers and Harbors
                                               --  ---
Act of 1899, 33 U.S.C. (S)(S)401 et. seq., the New Jersey Industrial Site
                                 --  ---
Recovery Act (formerly the Environmental Cleanup Responsibility Act), as amended, N.J.S.A. 13:1k-6 et seq., the Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11, et seq., New Jersey Tank Registration Act, N.J.S.A. 58:10A-21, et seq., and the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq., and all laws, statutes, rules, ordinances and regulations of the EPA or the State of New Jersey, and all rules and regulations of the EPA, or any other state, federal or local department, board, or agency, or any other state, federal or local agency or governmental board or entity having jurisdiction over the Real Property, as any of the foregoing have been, or are hereafter created, amended, supplemented, re-authorized, superseded and/or replaced from time to time.

     "Borrower" shall mean and include Borrower as defined above, any successors and assigns, and any subsequent owner of all or any part of or interest in the Real Property.

     "Attorneys' Fees" shall mean and include both the reasonable fees and all charges and costs incurred by Beneficiary through its retention of outside legal counsel and paralegals and the reasonably allocable fees and all charges and costs relating to the Loan for services rendered by Beneficiary's in-house or staff counsel and paralegals, and shall include without limitation all expert witness payments and other court costs whether or not incurred in any judicial, bankruptcy or administrative proceeding.

      2. Indemnity.  Indemnitors shall jointly and severally protect, indemnify,
         ---------
defend, and hold harmless Beneficiary and its assigns and their
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respective directors, officers, employees and agents and their respective heirs, legal representatives, successors and assigns, from, against and with respect to, and shall be responsible for, any and all losses, damages, costs, charges, liens, debts, fines, penalties, injunctive relief, claims, demands, expenses, suits, orders, judgments, adjudications, liabilities, or injuries to person, property or natural resources, including Attorneys' Fees and consultant fees
(any of the foregoing being referred to in this Agreement as a "Claim") arising out of, attributable to, or which may accrue out of or result from (i) a violation or alleged violation of the Environmental Laws relating to or affecting the Real Property by any person or entity or other source whether related or unrelated to Borrower, or (ii) any past or present or future actual or alleged presence, release, spill, transportation, migration, generation, treatment, processing, storage, use or disposal of Hazardous Materials on, in, under, above or emanating from any portion of the Real
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Property by any person or entity or other source, whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable by any person or entity or other source, whether related or unrelated to Borrower (all of the foregoing being herein collectively referred to as a "Disposal"), provided that such indemnification obligations shall not apply if, and only to the extent that, (i) any such Disposal or violation of the Environmental Laws is due to any actions by Beneficiary or its directors, officers, employees or authorized agents, or (ii) first exists after the earliest to occur of the following: (a) the date of the repayment of the entire outstanding Indebtedness (as such term is defined and described in the Mortgage); or (b) the date Beneficiary or another person or party accepts title to the Real Property through foreclosure of the Mortgage or, if approved by Beneficiary in advance in writing in its sole discretion, pursuant to a deed-in-lieu of foreclosure of the Mortgage (such occurrences described in (a) and (b) in this sentence being herein collectively referred to as the "Termination Events"). Notwithstanding anything contained in this Agreement to the contrary, Indemnitors' obligations under this Agreement shall extend and apply to all events which first occur and all conditions which first exist up to the date of, but not later than the date of, the earliest to occur of the Termination Events, and such indemnification obligations shall survive for a period of three (3) years after the earliest to occur of the Termination Events, unless, and only to the extent that, any Claims arising from any events which first occur and all conditions which first exist prior to the earliest to occur of the Termination Events are noticed or discovered within such three (3) year period, in which event such noticed or discovered Claim(s) shall survive beyond such three (3) year period and beyond the full release of the lien of the Mortgage, or the extinguishment of the lien by foreclosure, power of sale, or any other action and shall survive the delivery of any deed in lieu of foreclosure, all to the maximum extent and for the maximum period of time not prohibited by law.

     3.   Duty to Defend.  Upon written request of Beneficiary, at Beneficiary's
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sole option, Indemnitors shall undertake the defense of Beneficiary, at
Indemnitors' sole cost and expense, with counsel reasonably approved by Beneficiary, in connection with any obligation set forth in this Agreement for which Indemnitors have an obligation to protect, indemnify, defend, and hold harmless Beneficiary. In the event Indemnitors refuse to undertake the defense of Beneficiary promptly after receiving such request, or fail to diligently, vigorously and continuously conduct such defense after receiving such request, Beneficiary may elect to undertake its own defense with counsel of its own selection, at Indemnitor's sole
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expense, without reducing Indemnitors' obligations to protect, indemnify and hold harmless Beneficiary as provided in this Agreement; the costs incurred by Beneficiary in undertaking its own defense in such circumstances, including but not limited to Attorneys' Fees, shall constitute a portion of the indemnification duties set forth in this Agreement. In addition to the foregoing, Beneficiary may at any time elect to undertake its own defense with counsel of its own selection at its own cost and expense without reducing Indemnitors' obligations to protect, indemnify and hold harmless Beneficiary for all other obligations under this Agreement.

     4.   Remedial Work.  Indemnitors acknowledge that, pursuant to the
          -------------
Mortgage, in the event that any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person because of, or in connection with, any past, present or future Disposal of a Hazardous Material in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Real Property (or any portion thereof), Borrower is required to, within thirty (30) days after written demand for performance thereof by Beneficiary (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such required Remedial Work. Indemnitors shall pay the costs of all consultants and environmental audits and follow-up reports required to satisfy the terms, conditions and covenants of the Mortgage and this Agreement. All Remedial Work shall be performed by qualified contractors approved in advance by Beneficiary, except in emergency situations where such approval cannot be sought before Remedial Work is actually commenced, provided that such approval is sought within two (2) Business Days (defined in Section 10 hereinbelow) of the hiring of such contractors, and under the supervision of a qualified consulting engineer approved in advance by Beneficiary, except in emergency situations where such approval cannot by sought before Remedial Work is actually commenced, provided that such approval is sought within two (2) Business Days of the hiring of such consulting engineer. Beneficiary's approval of such contractors and consulting engineer shall not be unreasonably withheld or delayed. The Mortgage further requires that all costs and expenses of such Remedial Work shall be paid by Borrower including, without limitation, Beneficiary's Attorney's Fees incurred in connection with investigation, monitoring and/or review of such Remedial Work. In the event Borrower shall fail to timely prosecute to completion such Remedial Work,
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Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and Indemnitors shall jointly and severally pay pursuant to the indemnity provided in Section 2 of this Agreement (including the provisions regarding survival) all such costs and expenses thereof, or incurred in connection therewith upon demand. Further, Beneficiary may, at its option, add all such costs and expenses thereof, or incurred in connection therewith, to the Indebtedness as defined in the Mortgage without affecting the liability of Indemnitors hereunder.

     5.   Representations and Warranties of Indemnitors.  Except for violations
          ---------------------------------------------
of the Environmental Laws and/or Disposals of Hazardous Materials specifically disclosed as such in the environmental reports listed on EXHIBIT A attached hereto and made a part hereof (collectively herein referred to as the "Environmental Reports"), true and complete copies of all of which have been delivered to Beneficiary and Indemnitors, Indemnitors represent and warrant to Beneficiary as follows:

     a. Borrower has not used, and to the best of Indemnitors' knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Real Property has Disposed of or is Disposing of any Hazardous Materials on, from or affecting the Real Property in any manner that violates any Environmental Law, and there has been no Disposal of Hazardous Materials on, in, under, above or emanating from the Real Property by any person or entity or other source whether related or unrelated to Borrower such that any Remedial Work is required under any of the Environmental Laws, and Borrower will not permit any such Disposal or violation of the Environmental Laws to occur or to continue to exist;

     b. Indemnitors have received no notice from any person or entity, public or private, claiming any violation of any Environmental Law with regard to the Real Property nor has it received any administrative order or entered into any administrative consent order with any governmental agency with respect to Hazardous Materials on or at the Real Property;

     c. To the best of Indemnitors' knowledge, the Real Property does not contain, and has not in the past contained, any asbestos-containing material in friable form, and there is no current or potential airborne contamination of the Real Property by asbestos fiber, including, but not limited to, any potential contamination that would be caused by maintenance or tenant finish activities in the Real Property; and

     d. Indemnitors have each received adequate consideration for the execution, delivery and performance of obligations under this Agreement, each Indemnitor acknowledging that Beneficiary's making the Loan to Borrower has provided substantial benefit to such Indemnitor and the Beneficiary would not have made the Loan to Borrower had such Indemnitor not executed and delivered this Agreement to Beneficiary.

      6.  Performance.  The undertakings, liabilities and obligations of
          -----------
Indemnitors hereunder shall not be affected, discharged, improved or varied except by the due and punctual performance of the obligations hereby assumed and then only to the extent thereof. The rights of Beneficiary hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of Beneficiary in connection with the Real Property prior to the date hereof.

      7.  Gender/Case.  As used herein, the masculine gender shall include the
          -----------
feminine, and the singular case shall include the plural and the plural the singular, wherever the same may be applicable.

      8.  Time of Essence.  It is expressly understood and agreed that time is
          ---------------
of the essence with respect to the intent, purpose, construction and enforcement of each and every provision of this Agreement.

      9.  Modifications.  This Agreement may not be modified, amended, revised,
          -------------
revoked, terminated, changed or varied in any way whatsoever except by the express terms of a writing signed by the party or parties sought to be bound thereby.

     10.  Notices. Any notice, demand, request, statement or consent made
          -------
hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given when either delivered personally, or deposited in the United States Mail, postage prepaid and certified or registered, return receipt requested, or delivered to a reputable overnight delivery service providing a receipt, in each case addressed to the other party as set forth below or to such other address within the continental United States of America as such party may have theretofore designated in writing in accordance with the terms of this provision. The effective date of any notice given as provided in this Section shall be the date of personal service, or five (5) Business Days after being deposited in the United States mail, or one (1) Business Day after delivery to such overnight delivery service, whichever is applicable. The terms "Business Day" and "Business Days" as used in this Agreement shall mean any calendar day other than a Saturday, a Sunday or a Federal holiday on which the U.S. Postal Service offices are closed for business in one or more of Hanover, New Jersey, Bethesda, Maryland or Hartford, Connecticut. For purposes hereof, the addresses are as follows:

If to Beneficiary:

         Connecticut General Life Insurance Company
         c/o CIGNA Investments, Inc.
         900 Cottage Grove Road
         Hartford, CT  06152-2319
         Attn:  Investment Services, S-319

with a copy to:

         CIGNA Corporation
         Investment Law Department
         900 Cottage Grove Road
         Hartford, CT  06152-2215
         Attn:  Real Estate Division, S-215A

If to Indemnitor:

         Hanover Marriott Limited Partnership
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn: Treasurer

with a copy to:

         Host Marriott Corporation
         10400 Fernwood Road
         Bethesda, Maryland 20817
         Attn: Law Department


    11.  Choice of Law.  This Agreement has been delivered at Hanover Township,
         -------------
Morris County, New Jersey, and shall be construed in accordance with, and governed by, the laws of the State of New Jersey.

    12.  Interpretation.  Each provision of this Agreement shall be interpreted
         --------------
in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    13.  Personal Liability.  The covenants, agreements, representations,
         ------------------
warranties, indemnities and obligations of Indemnitors pursuant to this Agreement shall not be subject to any liability limitations whether or not contained in any of the Loan Documents, including without limitation the paragraph entitled "Limitations on Recourse" of
Section 15 of the Note and Section 40 of the Mortgage.

    14.  Joint and Several Liability.  Indemnitors hereby acknowledge and agree
         ---------------------------
that each and every one of Indemnitors' obligations under this Agreement are and shall be joint and several and Beneficiary may obtain satisfaction of Indemnitors' obligations from any one or more of Indemnitors independently, successively, simultaneously or concurrently.

    15.  Waiver of Trial by Jury.  Indemnitors hereby waive their right to a
         -----------------------
trial by jury as to any matter arising out of or concerning the subject matter of this Agreement.

    16.  Litigation.   In the event of litigation or arbitration arising out of
         ----------
or concerning the subject matter of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' fees, plus all costs of collection and enforcement.

    17.  Availability of Other Remedies.  It is understood and agreed by each of
         ------------------------------
the Indemnitors that (i) any rights and remedies Beneficiary may have under this Agreement, as well as (ii) any duties and obligations of Indemnitors under this Agreement are each in addition to and independent of and shall not in any manner whatsoever supersede, replace, diminish or abrogate any (i) rights and remedies Beneficiary may at any time have under this or any other documents or agreements or insurance policies, or as may be generally available at law or in equity, or
(ii) any duties and obligations of any one or more of the Indemnitors under this Agreement or any other documents or agreements, or as may be generally imposed by law or in equity.

    18.    Consent to Jurisdiction.  Indemnitors and each of their general
           -----------------------
partners irrevocably and unconditionally (a) submit to the jurisdiction and venue of any state or federal court sitting in the State of New Jersey in any suit, action or proceeding under, arising out of or relating to this Agreement or any of the Loan Documents, (b) waive any objection which any of them may now or hereafter have to the propriety of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum,
(c) waive the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over the Indemnitors or any of their general partners, and (d) consents to the service of process in any such suit, action or proceeding in any such court by the service of such process to Indemnitors and their general partners by any means authorized by law or rule of court at Indemnitors' address set forth in this Agreement for the purpose of giving notice. Indemnitors and their general partners hereby agree that any cause of action relating to the their obligations under this Agreement or any other Loan Documents will arise in New Jersey. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Beneficiary to bring proceedings against Indemnitors and/or their general partners in any competent court elsewhere having jurisdiction.


                        [Signatures Appear on Next Page]
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    IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the day and year first above written.



                         INDEMNITORS:

                         HANOVER MARRIOTT LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By:  Marriott Hanover Hotel Corporation,
                              a Delaware corporation,
                              its sole general partner

                              By:   Bruce D. Wardinski      (SEAL)
                                    ------------------------
                                    Name: Bruce D. Wardinski
                                    Title: Vice President


                         AND



                         MARRIOTT HANOVER HOTEL CORPORATION,
                         a Delaware corporation

                              By:  Bruce D. Wardinski            (SEAL)
                                   ------------------------------
                                   Name: Bruce D. Wardinski
                                   Title: Vice President

                                   EXHIBIT A
                                   ---------
                                       TO
                                       --
                    ENVIRONMENTAL INDEMNIFICATION AGREEMENT
                    ---------------------------------------



For purposes of this Agreement, the term "Environmental Reports" shall mean that certain Environmental Site Assessment Hanover Marriott 1401 Route 10 East Whippany, New Jersey, prepared by Environmental Risk Limited, dated July, 1997 (ERL Project No. 06060-58).